Exhibit 99.2

TScan Therapeutics Announces Pricing of $140 Million Public Offering

WALTHAM, Mass., May 26, 2023 — TScan Therapeutics, Inc. (Nasdaq: TCRX), a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer, today announced the pricing of an underwritten public offering of 22,989,474 shares of its voting common stock at a public offering price of $2.00 per share, and pre-funded warrants to purchase up to an aggregate of 47,010,526 shares of its common stock at a price to the public of $1.9999 per pre-funded warrant, which represents the per share public offering price for the voting common stock less the $0.0001 per share exercise price for each such pre-funded warrant. In addition, TScan has granted the underwriters a 30-day option to purchase up to an additional 10,500,000 shares of its voting common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds to TScan from this offering are expected to be approximately $140.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by TScan, assuming no exercise of the underwriter’s option to purchase additional shares of voting common stock. The offering is expected to close on or about May 31, 2023 for the voting common stock, and June 1, 2023 for the pre-funded warrants, in each case, settlement is subject to customary closing conditions.

Morgan Stanley and Wedbush PacGrow are acting as joint book-running managers for the offering.

The Company intends to use the net proceeds from the offering for general corporate purposes. Following this offering, the Company expects its existing cash and cash equivalents will enable it to fund its operating expenses and capital expenditure requirements into 2026.

A registration statement on Form S-3 (File No. 333-268260) relating to these securities was filed with the Securities and Exchange Commission (the SEC) on November 9, 2022, and was declared effective by the SEC on May 16, 2023. The offering was made only by means of a preliminary prospectus supplement and accompanying filed with the SEC. A final prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC. These documents will be available for free on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, telephone: (866) 718-1649 or by emailing prospectus@morganstanley.com, or Wedbush Securities Inc., Attention: ECM Prospectus Department, 1000 Wilshire Blvd. Los Angeles, CA 90017, phone: (213) 688-8000.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About TScan Therapeutics, Inc.

TScan is a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer. The Company’s lead TCR-T therapy candidates, TSC-100 and TSC-101, are in development for the treatment of patients with hematologic malignancies to eliminate residual disease and prevent relapse after allogeneic hematopoietic cell transplantation. The Company is also developing multiplexed TCR-T therapy candidates for the treatment of various solid tumors. The Company has developed and continues to build its ImmunoBank, the Company’s repository of therapeutic TCRs that recognize diverse targets and are associated with multiple HLA types, to provide customized multiplexed TCR-T therapies for patients with a variety of solid tumors.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to TScan’s ability to complete the financing and its use of proceeds. These and other risks are discussed in TScan’s filings with the SEC, including, without limitation, its most recent Annual Report on Form 10-K, and its periodic reports on Form 10-Q and Form 8-K, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “advance,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Contacts

Heather Savelle

TScan Therapeutics, Inc.

VP, Investor Relations

857-399-9840

hsavelle@tscan.com

Joyce Allaire

LifeSci Advisors, LLC

Managing Director

617-435-6602

jallaire@lifesciadvisors.com